EXHIBIT 10.116.1




                           LOGISTICS SERVICE CONTRACT





BETWEEN

The INTER PARFUMS Company, a Corporation with capital of (euro)12,816,594, with headquarters at 4, Rond point des Champs Elysees, 75008 PARIS, registered under the Commerce and Companies Registry of Paris under the number 350 219 382,

Represented by Mr. Philippe BENACIN, the President and General Director

Designated hereinafter INTER PARFUMS,


                                                   PARTY OF THE FIRST PART,




AND




The  SAGATRANS  Company,  a  simplified  joint  stock  company  with  capital of
(euro)23,880,825, with headquarters at 31/32 quai de Dion Bouton, 92800 PUTEAUX, registered under the Commerce and Companies Registry of NANTERRE under the number 712 025 691,

Represented by Mr. Philippe CHAMINADE, President

Designated hereinafter SAGATRANS,


                                                    PARTY OF THE SECOND PART,

EXHIBIT 10.116.1

                                     SUMMARY


ARTICLE 1 - PURPOSE

ARTICLE 2 - EXCLUSIVITY

ARTICLE 3 - SETUP AND EQUIPMENT

ARTICLE 4 - MERCHANDISE AND PACKAGING

ARTICLE 5 - PROVISIONING AND RECEIPT OF MERCHANDISE

ARTICLE 6 - LOGISTICS SERVICES

ARTICLE 7 - COMPLEMENTARY SERVICES

ARTICLE 8 - RIGHT TO ACCESS

ARTICLE 9 - INVENTORY

ARTICLE 10 - ORDERS

ARTICLE 11 - MERCHANDISE OUTPUT

ARTICLE 12 - REMUNERATION

ARTICLE 13 - EXTRAORDINARY REVIEWS

ARTICLE 14 - RESPONSIBILITIES

ARTICLE 15 - INSURANCE

ARTICLE 16 - ACTS OF GOD

ARTICLE 17 - MANAGING AND ADAPTING THE CONTRACT

ARTICLE 18 - TERM

ARTICLE 19 - AUTONOMY OF THE PARTIES

ARTICLE 20 - CONFIDENTIALITY

ARTICLE 21 - BREACH OF CONTRACT

ARTICLE 22 - TRANSFER

ARTICLE 23 - LIMITS

ARTICLE 24 - HEADINGS

ARTICLE 25 - PARTIAL INVALIDITY

ARTICLE 26 - ELECTION OF DOMICILE

ARTICLE 27 - REGISTRATION

ARTICLE 28 - JURISDICTION

EXHIBIT 10.116.1


WHICH HAVE AGREED TO THE FOLLOWING BEFOREHAND:

On May 29, 1995, the company SAGATRANS, a company specialized in logistics and the organization of transportation, and the company INTER PARFUMS, a company specialized in the creation, manufacture and marketing of perfumes and cosmetic Products, have signed a Memorandum of Understanding, with retroactive effect to January 1, 1995, under the terms of which INTER PARFUMS has entrusted to SAGATRANS, from its site at Rouen, Leon Maletra street, the management of its cosmetic Products and perfume stock intended for export. This contract was amended on December 18 and 20, 1995, and on June 24, 1997.

In order to meet the needs of the company INTER PARFUMS created by the growth of its activities, and with its decision to entrust SAGATRANS with the storage of its Products bound for the French market as well as those intended for exportation, the parties have agreed to transfer storage of the Products marketed by INTER PARFUMS to a new platform dedicated to INTER PARFUMS' activity.

Therefore, on May 5, 1998, INTER PARFUMS and SAGATRANS signed a contract for the provision of services related to the organization and the execution of operations dealing with reception, storage, preparation of orders for cosmetic and perfume Products marketed by INTER PARFUMS, within a warehouse with 8,000 m(2) of area, (Building A) leased by SAGATRANS on the site of Rouen Vallee de Seine Logistique and dedicated solely to INTER PARFUMS' activities. Startup of the operation began on August 1, 1999.

To meet the needs of INTER PARFUMS, SAGATRANS has secured a lease on a building to be used as a warehouse located near S.C.I. SOGARIS-PORT OF ROUEN VALLEY OF THE SEINE beginning November 21, 2001 with a surface area of around 3,000 m(2) and built as an extension of Building A and to begin operations in July of 2002, and to pursue, together with the Port Authority of Rouen and SOGARIS, a study for a project for implementation of a new warehouse with a surface area of around 6,000 m(2) on the same site.

In the current of the year 2003 and 2004, the parties met regularly to examine the ways and means necessary to meet the needs caused by the growth announced by INTER PARFUMS. After concluding the various studies, the parties have agreed to provide a new extension of the storage capacities on the site of the ROUEN VALLEY OF THE SEINE. And to sign this contract which, from the date it goes into effect, will involve the cancellation of the contract dated May 5, 1998 and its amendments.

WHICH HEREBY AGREE TO THE FOLLOWING:

ARTICLE 1 - PURPOSE

INTER PARFUMS entrusts to SAGATRANS, which accepts, under the terms and conditions made know hereafter, the organization and execution of operations related to the reception, storage, and preparation of orders for Products hereafter defined in article 4, intended for the national market and exportation.

SAGATRANS commits to set up and adapt the structure, equipment, personnel and materials necessary for carrying out the service entrusted and required by the company INTER PERFUM under the conditions of these presents.

EXHIBIT 10.116.1


ARTICLE 2 - EXCLUSIVITY

INTER PARFUMS entrusts to SAGATRANS exclusivity in the storage operations for the end Products hereafter defined ("Products") and of the logistics described in the present contract to the exclusion of all other complementary services. The Parties agree that this exclusivity is authorized and accepted as long as SAGATRANS, during the term of this contract, is able to offer to INTER PARFUMS the structure, equipment, personnel and materials necessary to meet INTER PARFUMS' storage demand capacity, in accordance with current law in force.

The parties expressly agree that notwithstanding this exclusivity, INTER PARFUMS reserves the right, should circumstances require it, and especially in an emergency, in the case of factories located abroad that produce promotional articles, to handle forwarding its Products using its own means from the factories and consequently to exclude the sales turnover related with this order from the calculation of SAGATRANS' remuneration, as defined in article 12.


ARTICLE 3 - SETUP AND EQUIPMENT

3.1. STORAGE AREAS

SAGATRANS has in place and on the site of ROUEN VALLEE DE SEINE LOGISTIQUE a property with the structure sufficient to carry out the service entrusted and required by INTER PARFUMS and that shall permit:

   - Storage of the Products entrusted to them by INTER PARFUMS at ambient temperature (above freezing) in Warehouse A,

   -  Preparation of the orders (picking) for France and those for exportation

   - The ability to ensure administrative management of the operations in the offices contiguous to warehouse A

In order to respond to the request of INTER PARFUMS to increase storage capacities, SAGATRANS hereby commits to lease, near the SCI constituted between the Port Authority of Rouen and SOGARIS or any other entity which it may act as a substitute, the new storage areas located on the public land on the site of Rouen Vallee de Seine Logistique.

At the current state of the construction project presented by the Port Authority, the additional storage areas could be put into operation by October 1, 2005. It is agreed that SAGATRANS, which INTER PARFUMS expressly accepts, shall not be held responsible for any delays in the construction to be carried out by the Port Authority of Rouen and/or the above mentioned SCI; and that consequently the realization of this work upon which the effective introduction of the extension depends, may carry no consequence regarding responsibility within the existing framework of the contractual relationship between INTER PARFUMS and SAGATRANS. Nevertheless, SAGATRANS will make its best effort to implement all necessary resources at the disposition of the SCI in order to ensure, as far as possible, the preparations for operation of the aforementioned supplementary storage areas within the expected time.

EXHIBIT 10.116.1


SAGATRANS agrees to immediately inform INTER PARFUMS of any incident likely to call into question or delay the construction of the building, in order to allow the parties to consider new solutions.

Once the additional storage areas are operational, which is planned to take place on October 1, 2005, SAGATRANS will be able to offer INTER PARFUMS a storage capacity of 14,000 pallets (100 x 120 base) on the site of PORT DE ROUEN VALLEE DE SEINE LOGISTIQUE distributed between building A and building B, built and designed in conformity with the current law in force regarding these types of facilities and environmental protection. Building B shall be equipped with a sprinkling system adapted to the nature of the Products and their storage method. SAGATRANS is committed to increasing, throughout the term of this contract, its storage capacity to 20,000 pallets (100 x 120 base) as INTER PARFUMS' needs evolve linked to the development of its activities and as outlined in Annex 1 of these presents.


3.2. EQUIPMENT

SAGATRANS shall make available all equipment necessary to carry out the services defined in the present contract and in particular:

   - a set of pallet racks which are able to accommodate pallets measuring 100 x 120,

   - specific equipment (dynamic) to prepare orders for France including a heat shrink tunnel,

   -  a stretch film wrapper for pallets,

   -  a set of forklifts adapted to the storage arrangement.

It is agreed that SAGATRANS shall increase or supplement its equipment in order to ensure optimal management of the Product storage entrusted to it by INTER PARFUMS under this contract.


3.3. COMPUTER INSTALLATION

SAGATRANS has obtained a computer program specific to stock management, which it reserves the right to modify subject to prior agreement with INTER PARFUMS, and for which new functionalities, in particular as regards radio frequency and identification of parcels, will be in operation by January 31, 2005. SAGATRANS will implement all of these, in order to keep any disruption resulting from the modifications at a minimum, and should not involve any important function in the data processing.

A computer link shall be established between SAGATRANS and INTER PARFUMS in order to allow the latter to directly transmit its orders to SAGATRANS, to know the whereabouts of the stock, track order preparation, and packing lists.

SAGATRANS commits to perform updates of the new versions of the computer except for specific functions, which shall be subject to specific terms and conditions and to a special agreement between the parties.

EXHIBIT 10.116.1


In the event of dysfunction of any nature involving this computer application, SAGATRANS shall commit to carry out or shall have any and all maintenance carried out that might be necessary to make the system operational as soon as possible, especially, to benefit INTER PARFUMS with maintenance deadlines, SAGATRANS should provide support with computer maintenance providers that are nearby. All requests must be attended to within a maximum of 24 business hours.

At the end of the contract, the computer application provided by SAGATRANS will remain the property of SAGATRANS. Consequently, INTER PARFUMS commits to restoring said application to SAGATRANS, as well as the modem, interface and all other materials belonging to SAGATRANS, upon the first request from the latter. At the end of the contract, SAGATRANS will put automatically terminate the computer link.


3.4. SUITABILITY OF THE RESOURCES IMPLEMENTED

INTER PARFUMS confirms that in the current state of development of its activities and the nature of the entrusted Products, the storage areas, facilities and equipment described above are necessary and sufficient to fulfill the services which it hereby entrusts to SAGATRANS and is particularly adapted to the conservation, maintenance, and processing of the flow of merchandise.

Respect for the date established by the parties and that were used as a basis for dimensioning the resources implemented was an essential point of this contract.


ARTICLE 4 - MERCHANDISE AND PACKAGING

4.1. INTER PARFUMS entrusts SAGATRANS with the following  finished  Products:

o  perfumes,

o  cosmetics and body care products,

o  soaps, shampoos and other body cleansing products,

o  spray conditioning products,

o in addition to the whole range and line of cosmetic or perfumery products as well as all accessories marketed by INTER PARFUMS, with the exception of packaging items such as pumps, stickers, bottles, caps, cases, boxes, concentrates, extracts, labels.

The parties agree that the brands assigned to the entire line of Products entrusted to SAGATRANS are all the brands marketed by INTER PARFUMS at the date of signature of this contract, with the express exception of LANVIN product sales intended for export which shall be entrusted to SAGATRANS once building B is in operation.

EXHIBIT 10.116.1


     The parties expressly exclude from this contract all products the storage of which (due to their nature and quantity) is not validly authorized by the Magisterial Decrees handed down in reference to categories 1510 (covered warehouse), 1430 (flammable liquids) in accordance with the regulation of facilities classified for the environmental protection which include the warehouses located on the site of the ROUEN VALLEY OF THE SEINE.

It is expressly specified that, in accordance with the Magisterial Decrees handed down an material to the framework of the regulation of facilities classified for environmental protection, the volume of alcohol contained in stored flammable liquids must not exceed 400 m3 in Warehouse A and 100 m(3) in Warehouse B. In the event the volume authorized is exceeded, the parties will act in concert to find methods of storage for the surplus of the Products concerned.

4.2. The Products are packaged on pallets covered with plastic film, indicating the number of boxes contained in each pallet, and the boxes shall indicate the number of Products which they contain.

4.3. INTER PARFUMS shall be responsible for providing all information to SAGATRANS on the characteristics of the Products and especially regarding their classifications, the volume of alcohol contained, any inherent storage restrictions in certain Products and incurred risks.

SAGATRANS shall not be held responsible for the consequences of incomplete or erroneous information, especially in regards to the nature and the composition of the Products.

SAGATRANS shall have the power to undertake a transfer of the goods (subject of an erroneous or incomplete statement) to a suitable location, that is to say to undertake reshipment, in the event said risk is likely to compromise the safety of its activities, its personnel or third parties.

SAGATRANS shall have the right to refuse the entry of the goods which, due to their state or their nature, would be in manifest infringement of current laws and regulations in force.


ARTICLE 5 - PROVISIONING AND RECEIPT OF MERCHANDISE

5.1. The company INTER PARFUMS shall only handle the management of the warehouse supply goods.
It shall remain the responsibility of the company INTER PARFUMS to make sure that stock thus generated always be sufficient, in quantity as well as in assortment, to make it possible for SAGATRANS to prepare the INTER PARFUMS orders that go through to them.

INTER PARFUMS shall communicate a supply plan for the W+1 week to SAGATRANS so that they can ensure that the goods are received under optimal conditions.

As such, SAGATRANS shall not be held responsible for the breakage of the stock which is entrusted to them in this way.

EXHIBIT 10.116.1


5.2. SAGATRANS shall be in charge of receiving and unloading the goods delivered to them from Monday to Friday, from 7:30 a.m. to 11:30 a.m. and 1:30 p.m. to 5:15 p.m.

5.3. SAGATRANS shall check the apparent state of the pallets and the boxes as well as the quantity delivered, shall reserve all rights with regard to the shippers in the event of damages, of certifiable breakage or missing items, the claim letter shall be written within the usual timeframe and all the necessary documents shall be transmitted to INTER PARFUMS in order for them to file a request for compensation from the shippers.

SAGATRANS shall immediately notify the company INTER PARFUMS of these incidents.

SAGATRANS will also carry out a quantitative and qualitative checking of the contents by opening of a delivered box and will inform INTER PARFUMS immediately of the inconsistencies recorded by comparing it against the delivery order.

In the event of significant damage, SAGATRANS shall have the right to require that INTER PARFUMS enlist the services of an expert in order to retain their rights with regard to its suppliers and/or transporters, given that that the transfer of responsibility is carried out during unloading.

5.4. It is expressly agreed that SAGATRANS shall not be held responsible for errors and/or breakages, no matter what the reason may be, that have occurred because of the shipper responsible for transporting these goods.

5.5. The Products shall be received on non-returnable pallets and packing.


ARTICLE 6 - LOGISTICS SERVICES

6.1. SAGATRANS will perform the following logistic services for the account of INTER PARFUMS:

   -  Unloading of the goods;

   -  Reception of the goods under the  conditions  outlined in articles 5.3 and
      5.4

   - Storage and conservation of the goods at ambient temperature (above freezing);

   -  Management of stock (control, inventory, first in

   - first out, according to the manner of management retained by INTER PARFUMS); - Preparation of orders in accordance with the instructions from INTER PARFUMS and breakdown of the pallets used;

   - Computer management of stock that allows the INTER PARFUMS company to track their own inventory.

6.2. All goods entrusted by the INTER PARFUMS company remain the property of the latter. Nevertheless, SAGATRANS agrees to give the Products the same care that it would give to objects belonging to them personally.

SAGATRANS is independent in its management. It accepts the responsibility of managing the stock of the INTER PARFUMS company by devoting to it all the care necessary, it is understood that the two parties agree to optimize the management of the stock through thoughtful organization.

EXHIBIT 10.116.1


The computer management installed by SAGATRANS makes it possible for INTER PARFUMS to supervise the regular rotation of its stock.

6.3. If a product or several Products were not to be referred to by INTER PARFUMS any more, or were to remain in the warehouse for more than six (6) months with no inventory turnover, SAGATRANS would notify INTER PARFUMS and ask what possible provisions should to be taken as for their transfer to another SAGATRANS site located in Normandy.

SAGATRANS cannot be held responsible for the obsolescence of the Products in the warehouse that have reached their final sell-by dates. SAGATRANS may in no case be held responsible for the cost of the disposal of such Products.


ARTICLE 7 - COMPLEMENTARY SERVICES

SAGATRANS would be amenable to carrying out several services other than those given in article 6, at the request of INTER PARFUMS. Those would be the following, specifically:

o Extraordinary operations regarding inventory control or order preparation consisting of repackaging of Products; modification of and/or adding labels to the Products, coding and specific verification of the contents of the boxes or bottles (in addition to the usage checks at the time the Products are received and unloaded), verification of product returns of an exceptional nature;

o Routing of Products at the departure or the destination or from the SAGATRANS warehouse(s);

o  Transporting of goods to other INTER PARFUMS sites and/or within France.

These services shall be subject to separate invoicing. The costs and methods of payment and execution shall be established beforehand in writing by mutual agreement between the parties, on a case by case basis, and in particular the planning of these exceptional operations, so that they do not upset the priority of processing orders intended for exportation and the French market.


ARTICLE 8 - RIGHT TO ACCESS

INTER PARFUMS shall enjoy free access to the SAGATRANS warehouse, provided, for reasons of safety, it advises SAGATRANS beforehand of all visits and it will be necessary that they be accompanied by a representative of SAGATRANS during the entire visit. These visits must take place during the hours the establishment is open and only on business days.

At the time of these  visits,  INTER  PARFUMS  may not be  accompanied  by third
parties  that  are  non-members  of  their  group  without   authorization  from
SAGATRANS.

Access to the warehouses by third parties that are partners of INTER PARFUMS, in order for them to take samples, needed for performing expert testing or to carry out various control operations must be done under the same conditions as those which are described above in this article.

EXHIBIT 10.116.1


ARTICLE 9 - INVENTORY

An annual cross-inventory will be carried out for the entire lot of the Products present in warehouse at the end of the fiscal year.

Moreover, the first business day of each month, an inventory will be carried out by SAGATRANS on 20 to 30 exportation order categories and 10 to 15 France order categories which will be selected by INTER PARFUMS. The inventories will be done by comparing physical stock with the SAGATRANS computer record of the stock.

The parties agree to use an accounting procedure for Products chosen by way of a mutual agreement and which is annexed to these presents under number 2.

ARTICLE 10: ORDERS

The company INTER PARFUMS shall send its orders to SAGATRANS by computer connection by specifying the references, and quantities of Products which make up the orders to be prepared, as well as the manner to prepare the order, the destination, the recipient of the goods, the method of transportation considered and date it will leave the warehouse.

However, finalized orders are systematically communicated to INTER PARFUMS who, in the event of a disagreement, must make known it to SAGATRANS at least 48 hours before the departure of the order. If notice of disagreement is not received, the order will be considered in order with the requirements of the INTER PARFUMS company.

Orders will be prepared according to the FI-FO rule (first in - first out) unless written instructions to the contrary from INTER PARFUMS are received.

SAGATRANS is committed to processing the orders within D+1 for France and D+3 for exportation. Respecting these deadlines implies that the orders sent by INTER PARFUMS systematically and that SAGATRANS will be given three weeks notice of all exceptional operations, except seasonal events, thus allowing the setup of additional methods.

Pallets, boxes, containers or other packing are ordered by SAGATRANS after reaching an agreement with INTER PARFUMS that will reflect INTER PARFUMS' needs in regards to orders that are requested from and invoiced directly to INTER PARFUMS.

Orders prepared at the request of INTER PARFUMS and that remain in the warehouse for longer than two months, will be, if SAGATRANS considers it to be useful, and after reaching a prior agreement with INTER PARFUMS, placed in other warehouses on standby to later be removed.

EXHIBIT 10.116.1


ARTICLE 11 - MERCHANDISE OUTPUT

Orders will leave in boxes, on full pallets (complete with origin or reconstituted) or in containers, according to instructions given by INTER PARFUMS. Preparation of the boxes or pallets will be carried out by SAGATRANS as well as loading the containers. SAGATRANS shall be in charge of placing the shipping labels on the boxes and parcels prepared.

SAGATRANS will oversee loading of the trucks upon request of INTER PARFUMS. Loading leaving the warehouse will be performed, from Monday to Friday, from 7:30 a.m. to 11:30 a.m. and 1:30 p.m. to 5:30 p.m. A truck loading schedule shall be agreed upon, so that the lead time is reduced to a minimum.


ARTICLE 12 - REMUNERATION

12.1. Remuneration of SAGATRANS, which shall be applicable beginning January 1, 2005, shall be calculated as a percentage of the sales turnover realized by INTER PARFUMS according to following conditions, remembering that the total amount of sales turnover may not include sales turnovers realized on orders dispatched directly by INTER PARFUMS in accordance with article 2 and article 4.1:

12.1.1. EXPORT SERVICES

         EXPORT SALES TURNOVER                       REMUNERATION
              TAX-FREE                                 TAX-FREE

Up to 100,000,000 Euros                     1.85% of export sales turnover
From 100,000,000 to 150,000,000 Euros       1.60% of export sales turnover
From 150,000,000 to 200,000,000 Euros       1.50 % of export sales turnover
More than 200,000,000 Euros                 1.40 % of export sales turnover

12.1.2. SERVICES IN FRANCE

20 % OF FRENCH TAX-FREE SALES TURNOVER

12.2. However, INTER PARFUMS guarantees a minimum annual remuneration to SAGATRANS, the amounts of which shall be set as follows:

Year 2005:    (euro) 2,100,000 Tax-Free
Year 2006:    (euro) 2,600,000 Tax-Free
Year 2007:    (euro) 2,600,000 Tax-Free
Year 2008:    (euro) 2,700,000 Tax-Free
Year 2009:    (euro) 2,800,000 Tax-Free
Year 2010:    (euro) 2,900,000 Tax-Free
Year 2011:    9/12 * (euro) 3,000,000 Tax-Free

12.3. SAGATRANS will establish a monthly invoicing system for a lump sum amount fixed at (euro) 210,000 in the year 2005 and at 1/12 of the amount of the minimal annual remuneration for the following years.

EXHIBIT 10.116.1


Monthly invoices will be payable by check at 60 days from the date of the invoice, which shall be issued on the due date.

12.4. Remuneration due SAGATRANS will be paid semi-annually according to the sales turnover realized by INTER PARFUMS originating from the SAGATRANS warehouses. The net sales turnover, without tax, carried out in France and by exportation, after deducting the returned Products, will be made known through a certified affidavit issued by the Auditors of the INTER PARFUMS Company, and will be provided within 30 days after books are closed in the six-month period in which payment will be made. If the calculated amount, as indicated in article
12.1.1 is higher than the lump sum amount mentioned in article 12.3 for the six-month period contemplated, SAGATRANS shall establish an invoice representing the difference between the two amounts, payable upon receipt.

12.5. The remuneration referenced in article 12.1. covers all services performed by SAGATRANS, pursuant to the terms of this contract, with the exception of:

o  Complementary services referred to in article 7;

o Supplies specific to the processing of INTER PARFUMS operations, to wit: pallets, boxes for certain orders, plastic film for the pallets coming out of stock, labels, boxes for the preparation of orders within France, labels for hazardous Products, tissue paper to protect bottles in parcels destined for France, steel strapping to close boxes for France, packing peanuts for nonstandard packages, other than all the usual office and computer supplies.

o  Possible leasing of containers,

o expenses incurred for express shipping or any other method of fast routing of envelopes or small parcels.

These services shall be subject to separate invoicing payable at 30 days. Costs will be fixed beforehand in writing by mutual agreement between the parties, on a case-by-case basis.

12.6. Any delay of payment shall involve late penalties at the legal rate of interest x 1.5 at prorata temporis for the number of days of delay, the post office date stamp shall serve as verification.


ARTICLE 13 - EXTRAORDINARY REVIEWS

Within the framework of this partnership contract, the parties agree that in the event the information given by INTER PARFUMS changes in such a way that it would cause new constraints to be placed upon SAGATRANS that were not envisaged on the date this contract is signed, for example:

   -  Changes in the nature and characteristics of the Products,

   -  Changes in service  completion  periods,

   -  Changes to the packaging or handling materials,

   -  Changes to the computer system,

SAGATRANS may require a revision of the financial conditions of the contract because of the aforesaid changes and resulting constraints in order to maintain the economic equilibrium of this contract.

EXHIBIT 10.116.1


In the same way, if new regulations become obligatory, especially regarding warehouse safety, or if significant changes were to be imposed by INTER PARFUMS regarding the storage conditions that would likely affect the economic equilibrium of the contract, an extraordinary revision of the financial conditions would be implemented within a maximum of one month after the date when these events occur.

Also, the INTER PARFUMS company may request an extraordinary revision of the financial conditions of the contract, if a substantial rise in its prices occurs that is not related to increases in the business cycle.

ARTICLE 14 - RESPONSIBILITIES

14.1. SAGATRANS' RESPONSIBILITY AS A WAREHOUSE OWNER
Throughout the entire period when storage is provided, SAGATRANS shall be responsible for guarding and conserving both the exterior quantity and exterior quality of the goods and merchandise which are entrusted to him, in the conditions hereafter outlined.

14.1.1.  BREAKAGE

14.1.1.1. Any breakage found upon receipt of the goods at the platform will be pointed out immediately by SAGATRANS to the INTER PARFUMS company. As indicated in article 5.4, the INTER PARFUMS company shall conduct its dispute directly with the transporters.

The damaged goods will be unloaded and stored in a specific zone where they will be held at the disposal of the company INTER PARFUMS for a period of 30 days. At the end of this period, if the goods concerned have not been removed or destroyed by the INTER PARFUMS company, they will be destroyed or removed by SAGATRANS at the expense of the INTER PARFUMS company, after having duly informed INTER PARFUMS.

The cost of storing these goods shall be borne by the INTER PARFUMS company under the conditions set forth in article 12.5.

14.1.1.2. Breakage discovered inside the warehouse, and which has occurred because of SAGATRANS shall be stored in a specific area, pointed out to INTER PARFUMS who will invoice SAGATRANS for the breakage at the resale price that was quoted in the last audited stock listing; to which an overhead charge set by mutual agreement between the parties will be added. If these destroyed or damaged goods are part of an order invoiced by INTER PARFUMS, it will be invoiced to SAGATRANS at the selling price invoiced by INTER PARFUMS to its customer.

These goods shall be destroyed at the expense of SAGATRANS.

With the breakage thus noted, the stock is removed from the computer inventory, and will not be included in the determination of the difference to be subtracted from the total as set forth in article 14.1.2.2.

EXHIBIT 10.116.1


14.1.2. MISSING MERCHANDISE

14.1.2.1. Any merchandise found missing upon receipt of the goods at the platform will be pointed out immediately by SAGATRANS to the INTER PARFUMS company. As indicated in article 5.4, the INTER PARFUMS company shall conduct its dispute directly with their transporters and/or providers.

14.1.2.2. SAGATRANS may not be held responsible for the contents for the boxes and other packaging since those were prepared, packed and closed under the care of the supplier and the responsibility to check their contents does not lie with SAGATRANS.

SAGATRANS may not be held responsible for missing stock occurring in the warehouse and possibly noted at the time of the inventory, if the difference noted between the physical inventory and computer inventory does not exceed 1.5% (one and one-half percent).
If higher differences were to be noted, after taking a new physical cross-inventory to confirm them, they would be invoiced at the quoted resale price to SAGATRANS as defined in article 14.1.1.2 above.

SAGATRANS is committed however to notifying INTER PARFUMS of all missing Products noticed when opening boxes or other packages when breaking them down in the "picking" zone. In the event a batch is discovered to have a significant number of missing Products, SAGATRANS will have INTER PARFUMS intervene so that it may explore all recourse it has with its supplier.

In such case, the missing Products thus noted would not be retained in the calculation of the difference referred to above.

14.2. SAGATRANS' RESPONSIBILITY REGARDING DISTRIBUTION AND TRANSPORTATION

14.2.1. Responsibility for making substitutions:

SAGATRANS remains fully responsible with respect to INTER PARFUMS as well as with all third parties, for any damages that might be caused to INTER PARFUMS as well as to itself, by its employees or by any person asked assist or to act in their behalf, and will therefore assume the obligation as a result of this contract.

If SAGATRANS becomes liable due to the actions of its subcontractors, it shall be strictly limited to that liability incurred by the subcontractor and calculated in accordance with the provisions set forth by the International Conventions and the national legislation applicable to the subcontractor. When the limits of liability set for the subcontractor do not result from imperative or legal provisions, they shall be considered identical to those applying to SAGATRANS.

EXHIBIT 10.116.1


14.2.2. If SAGATRANS becomes personally liable, it shall be limited to:

In the event of losses and damages:

   a) All attributable damage to the merchandise during transport regarding losses and harm and for all consequences that may result thereof, with a ceiling on any compensation to be fixed in accordance to current legal or lawful provisions in force and applicable to transportation.

   b) In any case, where the damage to the merchandise or any consequences resulting thereof is not due to the action of transportation, at 14 euros per kilogram of gross weight of missing or damaged goods not to exceed, whatever the weight, volume, dimensions, nature or value of the goods concerned, a sum higher than the product of the gross weight of the goods expressed in tons multiplied by 2,300 euros with a maximum of 50,000 euros per event.

For all the other damage, and in particular those caused by a delay in the delivery time agreed upon, reparation due by SAGATRANS, within the framework of its personal liability, shall be strictly limited to the price of the transport of the merchandise (excluding all duties, taxes and incidental fees).

In no case shall this compensation exceed that which is due in the event of loss or of damage of the goods.

INTER PARFUMS shall relinquish and shall make every effort to make the insurers waive any recourse against SAGATRANS beyond the limits defined in this article.

14.2.3. Responsibilities of INTER PARFUMS

INTER PARFUMS remains solely and completely responsible for its declarations to the authorities, for any certification or authorization relating to the detention, importation or distribution of the Products.


ARTICLE 15 - INSURANCE

15.1. INSURANCE OF THE WAREHOUSED GOODS

INTER PARFUMS shall insure itself at its own risks and peril for its own warehoused goods within the framework of this agreement against risk of theft due to burglary, riots, wars, be they declared or not, against water or fire damage, and any other additional risks. INTER PARFUMS will in this way, personally handle all damage or losses that may occur, due to the risks referred to above, to the goods belonging to him, within the framework of the underwritten policies.

Consequently, INTER PARFUMS shall relinquish and shall agree to make the insurers waive any recourse against SAGATRANS and its insurers for disasters covered by insurance taken hereto.

SAGATRANS shall be responsible under the conditions set forth in articles 14.1, for disasters which may occur arising out the cases examined in clause 1, above.

EXHIBIT 10.116.1


15.2 INSURANCE FOR SAGATRANS' PROPERTY

SAGATRANS shall be personally responsible for insurance covering all other property belonging to him or that has been placed under its responsibility. SAGATRANS shall relinquish and shall agree to make the insurers waive any right to recourse against INTER PARFUMS and its insurers, including any event of disaster which may occur due to actions of the latter in regards to other stored goods.

15.3 Each of two parties shall purchase insurance policies necessary to provide guaranteed protection against any remaining risks for which they are responsible under the terms of the provisions referred to above. Each party shall pay the premiums and any deductibles due for the insurance policies thus underwritten. The limits of the guarantee of said policies shall not be enforceable against the other party.

The insurance policies shall additionally include an abandonment of the rights of subrogation of the insurers, in favor of the other party.

Each party will provide, upon the first request from the other party, a copy of the insurance certificates justifying possession of the required guarantees.

15.4 - INSURANCE ON TRANSPORTED MERCHANDISE

INTER PARFUMS shall purchase its own insurance covering the merchandise during transport.


ARTICLE 16 - ACTS OF GOD

The following are considered to be Acts of God: All events independent of the will of the parties, when said events intervene after signing the contract and thereby prevent the total or partial execution of it.

In the event an Act of God arises, this contract will be automatically suspended for the entire period of said Act of God, and none of the parties shall be held responsible by the other party of any contractual non-fulfillment due to such an event.

For the application of this clause, the following are regarded as, but are not limited to these events of "force majeure" (Acts of God): A lockout of the platform, fire, mobilization, requisition, embargo, insurrection, war, declared or not, civil war, revolution, riot, sabotage, interruption of transport means, energy restrictions, dealings by any public authority, prohibitions on importations, exportations or the transfer of goods...

The parties shall meet in order to determine by mutual  agreement the conditions
of  arrangements  or  substitutions   that  will  permit  a  resumption  of  the
implementation of the contract as soon as possible.

In the event an Act of God occurs preventing the continuation of the contractual relation, the parties hereby acknowledge that this contract would be broken without right to compensation from one party or the other.

EXHIBIT 10.116.1


ARTICLE 17 - MANAGING AND ADAPTING THE CONTRACT

The parties agree to meet as needed, in order to examine how to adapt the contract to the any evolution due to economic, technical or regulatory factors.

And more particularly, the parties will meet in the event of major events or of significant changes in the parameters that determined the obligations of one or the other of the parties.


ARTICLE 18 - TERM

This contract shall enter into effect on January 1, 2005, and shall end on September 30, 2011.

The parties agree to consult each other 10 (ten) months before the expiration of the contract, in order to fix the terms and conditions of its possible renewal, and to provide notification of their decision to renew or to not renew this contract, by registered letter with return receipt acknowledgment, 7 (seven) months before September 30, 2011.

It will be renewed at that time for successive periods of 3 (three) years, except if one of the parties renounces this by its decision to not renew, 7 (seven) months before the expiration, by registered letter with return receipt acknowledgment.

It may be ended, under the same conditions, after renewing the contract with an expiration occurring with every 3 (three) years period by providing notice 7 (seven) months in advance.


ARTICLE 19 - AUTONOMY OF THE PARTIES

SAGATRANS shall conduct business, under all circumstances, on its own behalf and shall act as an independent company and with no possibility of representation.

The parties shall assume the entire responsibility of any obligations for which they are charged by reason of these presents. Except by express agreement in writing to the contrary, SAGATRANS has no ability to act in the name of the company INTER PARFUMS and/or to bind it in any manner, and must take all measures required to avoid any confusion of third parties in this respect, and conversely.


ARTICLE 20 - CONFIDENTIALITY

The parties hereby acknowledge that any information which is provided to them and/or which they may collect during the execution of the contract (customers, method of management, and all information of a technical, commercial, and financial nature) shall be of a strictly confidential nature. They do hereby commit, during the period of the contract as well as after its expiration, not to reveal this information to third parties, and to take all required measures necessary, in particular with regard to their personnel, to maintain and guarantee the secrecy of it.

EXHIBIT 10.116.1


At the expiration of the agreement, each party shall restore to the other, the documents belonging to him.


ARTICLE 21 - BREACH OF CONTRACT

21.2. Throughout the entire first period, which shall expire on September 30, 2011, this contract may only be terminated for repeated failure of a party in its essential obligations or for failure representing serious damage, that is directly and entirely attributable to one of the parties, thus causing, directly or indirectly, an important commercial loss to the other party, and after a notice is sent by registered letter with return receipt acknowledgment addressed to the party in default has remained unfruitful for one month. For any contractual failure, voluntary or constitutive of a serious fault, the injured party shall have the right to require damages be granted.

Beyond the first period that will expire on September 30, 2011, and in the event of renewal, cancellation will be possible due to non-fulfillment of obligations by one of the parties, and after a notice is sent by registered letter with return receipt acknowledgment addressed to the party in default has remained unfruitful for one month. This contract shall be automatically terminated, without prejudice to the damages which may be claimed from the party in default.

21.3. In the event of a breach of this contract, for whatever reason that may be, the INTER PARFUMS company shall be responsible for making its own arrangements to remove the Products in stock on the platform on the date of this breach.

21.4. In the event of cancellation for any reason that may be, the parties shall commit to an agreement of reciprocal non-disparagement with any third party, since this would possibly harm the reputation and public image of each party as well as their commercial development and the continuation of logistic activities.


ARTICLE 22 - TRANSFER

This contract was negotiated and concluded by each party in consideration of the intuiti personae attachment to the other party. Consequently, no transfer shall be possible without obtaining a prior express agreement in writing from both parties.

The following are to be considered a transfer of the contract: corporate contributions, a merger, a take-over, a transfer of business, a change of majority in the distribution of the authorized capital by one of the parties and generally all operations tending to make changes in the contract assets, except in the case of an internal reclassification within the Group to which each party belongs.

EXHIBIT 10.116.1


ARTICLE 23 - LIMITS

The fact that either of the parties relinquishes and/or does not prevailing itself upon an unspecified provision of the agreement, will in no case constitute a permanent renunciation applicable to a later violation of this provision, the obligatory character of which shall remain in full and complete force.


ARTICLE 24: HEADINGS

The descriptions or headings of the various articles and paragraphs of this contract were inserted exclusively for reasons of clarity of text and can in no way be considered to define, limit or circumscribe in any way its field of application or the purpose of the article or specific paragraph to which they refer.


ARTICLE 25 - PARTIAL INVALIDITY

In the eventuality that a clause of this contract is declared null or contrary to essential laws or concerning public law and order, the here undersigned parties shall agree to consult with each other to seek in good faith an agreement of a valid clause which shall exert the same effects, inasmuch as possible, as the invalidated clause.


ARTICLE 26 - ELECTION OF DOMICILE

Any notification from one party to another must be made by registered letter with return receipt acknowledgment addressed so as to be delivered to the registered corporate offices of each party.


ARTICLE 27 - REGISTRATION

If one of the parties so requires it, these presents shall be registered at the expense of the requiring party.


ARTICLE 28 - JURISDICTION

Any disagreement relating to the interpretation and the application of this contract shall be under the jurisdiction of the Tribunal of Commerce of Nanterre.

Executed in
On
in two copies


                INTER PARFUMS                         SAGATRANS
                PHILLIPE BENACIN                  PHILIPPE CHAMINADE